UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 7, 2011

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

On November 9, 2011, Vornado Realty L.P., the operating partnership through which Vornado Realty Trust (“Vornado”) conducts its business, filed its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 and disclosed on pages 30, 71 and 74 of its Form 10-Q the November 7, 2011 court decision with respect to litigation with Stop & Shop.  Vornado filed its Form 10-Q for this period on November 3, 2011, and therefore its Form 10-Q did not include disclosure regarding the November 7, 2011 decision.  Accordingly, Vornado is updating its disclosure on pages 30, 71 and 75 of its Form 10-Q for the quarterly period ended September 30, 2011 and reporting that on November 7, 2011, the Court directed entry of a judgment in Vornado’s favor ordering Stop & Shop to pay Vornado a portion of the unpaid rent through September 30, 2011 aggregating $38,880,000, plus interest and attorneys' fees in an amount to be determined.  In addition, the Court determined that Vornado has a continuing right to allocate the annual rent to unexpired leases covered by the Master Agreement and Guaranty.  Stop & Shop is entitled to appeal this decision.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President - Finance and Administration and Chief Financial Officer (duly authorized officer and principal financial and accounting officer)

Date: November 14, 2011